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                                                                    EXHIBIT 99

FOR IMMEDIATE RELEASE

                 KV PHARMACEUTICAL COMPANY REPORTS PRELIMINARY
                        UNAUDITED FISCAL 2007 REVENUES

                   12TH CONSECUTIVE YEAR OF RECORD REVENUES

                          FISCAL YEAR REVENUES UP 21%

           THER-RX REVENUES FOR FISCAL 2007 UP 30% WITH ETHEX UP 16%

            INDEPENDENT COMMITTEE REPORTS FINDINGS OF INVESTIGATION
                         INTO STOCK OPTION PRACTICES

May 31, 2007, St. Louis, MO - KV Pharmaceutical Company (NYSE: KVa/KVb) a fully integrated specialty pharmaceutical Company that develops, manufactures, acquires and markets technology distinguished branded and generic/non-branded prescription pharmaceutical products, today reported preliminary unaudited revenues for its fiscal year ended March 31, 2007. The results reflected continued acceleration of revenue at the Company's branded drug business, Ther-Rx Corporation, as well as continuing improved performance at ETHEX Corporation, the Company's generic/non-branded business. The preliminary revenues are subject to further review by the Company and its independent auditors:

Revenue Highlights Included:

     o Net revenues of $121.6 million for the fourth quarter of fiscal 2007, an increase of 39% over fourth quarter of fiscal 2006
     o Net revenues of $443.9 million for fiscal 2007, an increase of 21% over fiscal 2006

Marc S. Hermelin, Chairman of the Board and Chief Executive Officer stated, "KV reported a strong fiscal 2007, with the Company's branded and generic business units reporting increased revenues. Our branded business, Ther-Rx, continues to show excellent revenue growth rates, due in large measure to our leading women's health products. This growth is expected to be enhanced by the Company's acquisition of EvaMist(TM). In addition, with the recent approval by the U.S. Food and Drug Administration of our filing on the 100 mg and 200 mg strengths of Toprol XL(R), the Company expects to enjoy 180-days of exclusivity in the marketplace. We believe these positive events could significantly add to the ongoing strength of the base business at both Ther-Rx and ETHEX and we believe will contribute to making fiscal 2008 a year of unparalleled growth at KV."

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SPECIAL COMMITTEE FINDINGS OF INVESTIGATION INTO STOCK OPTION PRACTICES
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The Company also announced that a Special Committee consisting of independent members of the Audit Committee of the Company's Board of Directors has recently reported the findings of its investigation into the Company's option granting practices to the Board of Directors.

As previously announced on October 31, 2006, a Special Committee commenced an investigation into the stock option grant program in effect at KV between 1995 and 2006. The investigation followed the filing of a derivative lawsuit alleging that certain stock option grants to current or former directors and officers were dated improperly. The Special Committee's investigation included the review of approximately 2,600 option grants covering all current and former employees, officers and directors of KV awarded stock options during that period. During the course of the investigation, the Company was advised that the staff of the Securities and Exchange Commission had initiated an informal inquiry into the Company's stock option granting process and accounting for stock options.

The Company has not yet completed its review of the findings of the Special Committee investigation, including a review of the appropriate accounting for past stock option granting practices and related income tax effects. Until such reviews are completed, the Company cannot complete its fiscal 2007 consolidated financial statements or assessment of internal controls of financial reporting. As such, the Company was not able to file its fiscal 2007 Annual Report on Form 10-K by the required filing date of May 30, 2007, and currently does not expect to file the Form 10-K within the extended due date of June 14, 2007. The Company intends to file its 2007 Form 10-K at the earliest practicable date. The Company expects that it will continue to satisfy the requirements for continued listing on the New York Stock Exchange.

FOURTH QUARTER RESULTS:
-----------------------

KV reported net revenues for the fourth quarter of $121.6 million, up 39%, compared to $87.4 million in the fourth quarter of fiscal 2006.

The Company's branded business, Ther-Rx Corporation, reported fourth quarter fiscal 2007 revenues of $50.5 million, a 35% increase over fiscal 2006 fourth quarter revenues of $37.4 million. This increase was due to the continuing success of Clindessse(R), the Company's bacterial vaginosis product, which contributed $6.1 million of incremental revenues during the recently completed fourth quarter, while the hematinic product line reported increased revenues of $5.7 million, or 46% over the fourth quarter of fiscal 2006. Our brand prenatal product line contributed $13.4 million in fourth quarter revenues, compared to $11.7 million in fiscal 2006's fourth quarter, an increase of 14%.

The Company's ETHEX Corporation generic business reported fiscal 2007 fourth quarter net revenues of $66.4 million, an increase of $21.0 million, or 46% over revenues of $45.3 million in the fourth quarter of fiscal 2006. The results were driven by $4.1 million

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of incremental sales of Diltiazem (generic alternative to Tiazac(R) - Forest
Laboratories) and positive revenue contributions from the cardiovascular, cough/cold and pain management product lines.

Particle Dynamics, Inc., the Company's raw material subsidiary, reported a slight decrease in revenues for the fourth quarter of 8% to $4.2 million, compared to $4.6 million in the fourth quarter of fiscal 2006.

FISCAL 2007 YEAR RESULTS:
-------------------------

Revenues for fiscal 2007 increased $76.3 million, or 21% to $443.9 million, compared to $367.6 million for fiscal 2006. Ther-Rx revenues grew 30% to $188.7 million, up from $145.4 million in the prior year. For fiscal 2007, ETHEX revenues grew 16% to $235.8 million, up from $203.8 million reported in fiscal 2006.

BUSINESS SEGMENT HIGHLIGHTS:

THER-Rx CORPORATION - SETTING THE PACE IN WOMEN'S HEALTHCARE - COMPRISING 43%
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OF CONSOLIDATED CORPORATE REVENUES
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     o    30% increase in revenue growth year-over-year
     o By fiscal year-end, Clindesse(R) had captured 26% of all total prescription volume in the intra-vaginal bacterial vaginosis market, more than all other Clindamycin-based intra-vaginal products combined
     o Gynazole-1(R) remains the #1 branded prescription yeast product in the U.S.
     o Ther-Rx prescription prenatal product line has expanded its new prescription market share over the nearest competing franchise and at fiscal year-end had captured 41% of the branded prescription prenatal market in the U.S. - Continuing its dominance as the leading provider of prescription prenatal products.
     o The Hematinic franchise had new prescriptions grow 23% during fiscal 2007 versus a year-ago
     o Repliva 21/7(TM) continues to be the fastest growing branded iron product in the U.S.

Revenues for the Ther-Rx branded marketing business increased 30% in fiscal 2007 to $188.7 million, compared to $145.4 million in fiscal 2006.

Ther-Rx prescription prenatal vitamins contributed $72.5 million of net sales for fiscal 2007, up 44% over fiscal 2006, and had captured 41% of the total prescription prenatal marketplace, nearly double its nearest competitor. The PrimaCare(R) brand showed continuing strength in fiscal 2007 with increases in net revenues, overall market share and new prescription growth. At the end of fiscal 2007, the PrimaCare(R) brand had captured more than 60% of the rapidly growing EFA (Essential Fatty Acids) segment

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of the branded prescription prenatal vitamin marketplace. Prescription prenatal vitamins represented 38% of total Ther-Rx net revenues for fiscal
2007.

The anemia franchise at Ther-Rx Corporation had new prescription growth during fiscal 2007 of 23% and contributed $48.2 million in net revenues, or an increase of 31% over net revenues of $36.8 million for fiscal 2006. Repliva 21/7(TM) is the #1 branded oral iron supplement product in the U.S. and achieved a 466% growth in total prescriptions compared to fiscal 2006. The anemia franchise represented 26% of total Ther-Rx net revenues for fiscal 2007.

During fiscal 2007, the anti-infective products, Clindesse(R) and Gynazole-1(R) contributed $56.5 million, a 20% increase over net revenues of $47.2 million in fiscal 2006. The anti-infective products represented 30% of total Ther-Rx net revenues for fiscal 2007.

ACQUISITION OF EVAMIST(TM)

After the close of fiscal 2007, the Company entered into an agreement with California-based VIVUS, Inc. for the sublicense of exclusive rights and purchase of assets related to EvaMist(TM), a patented estradiol transdermal spray that offers a novel approach to the treatment of vasomotor symptoms associated with menopause, which has completed Phase III clinical trials. Upon approval by the FDA, EvaMist(TM) is expected to significantly augment the women's health offerings of Ther-Rx Corporation. With a PDUFA action date of July 29, 2007 from the U.S. Food and Drug Administration, the Company, currently expects the product to be approved and launched during the second half of fiscal 2008.

Under the terms of the all-cash transaction, KV paid $10 million at closing and agreed to make an additional payment of approximately $140 million at the time of final approval from the FDA. There are also two, one-time milestone payment obligations tied to the net sales of the product, of which $10 million will be payable if the product achieves $100 million in net sales in a market year and up to $20 million will be payable if the product achieves $200 million in net sales in a market year.

ETHEX CORPORATION - PERFORMANCE ACCELERATES ON APPROVALS - COMPRISING 53% OF
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CONSOLIDATED CORPORATE REVENUES - RECEIPT OF METOPROLOL SUCCINATE APPROVAL
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AFTER FISCAL YEAR-END:
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     o    Net sales of Diltiazem (generic alternative to Tiazac(R) - Forest
          Laboratories) contributed $11.5 million in incremental sales volume for fiscal 2007 since introduction in September 2006
     o ANDA application submitted for Oxycodone HCl Extended-release tablets, the generic equivalent to OxyContin(R) by Purdue Pharmaceuticals, on the 10, 20, 30, 40, 60 and 80 mg strengths

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     o    Approval by the FDA after the close of fiscal 2007 on the Company's first-to-file application on the 100 mg and 200 mg dosage strengths of metoprolol succinate (generic equivalent to Toprol(R) XL - AstraZeneca), resulting in a 180-day exclusivity period which will begin with the national launch of the product in the near future and at the outside early second quarter of fiscal 2008 which commences July 1st - strengths which represent nearly half of the current $1.7 billion branded annual revenue volume of the drug
     o Positive revenue contributions from the cardiovascular, cough/cold and pain management product lines

Revenues for the Company's specialty generic/non-branded business increased 16%, or $32.0 million, to $235.8 million, compared to $203.8 million in fiscal 2006.

The growth in specialty generic sales resulted primarily from increases in the cardiovascular, cough/cold and pain management product lines. The cardiovascular product line contributed sales growth of $16.0 million, or 19% in fiscal 2007 due to $11.5 million of incremental sales volume from new products with the remaining increase attributable to higher prices. In fiscal 2007, the cough/cold product line registered sales growth of $8.1 million, or 24% as sales volume on existing products grew. Sales for the pain management product line in fiscal 2007 increased $9.1 million, or 24% due to incremental sales from three product approvals late in fiscal 2006.

After the close of fiscal 2007, the Company was notified by the FDA of the approval of its ANDA application for the 100 mg and 200 mg strengths of metoprolol succinate and recognized as the recipient of a first-to-file approval. These two strengths of the branded drug, Toprol(R) XL, represent approximately half of the $1.7 billion branded annual revenue and represent a significant catalyst for ETHEX and KV during fiscal 2008. The Company will enjoy a 180-day marketing exclusivity on these two strengths which will begin upon launch of the product, expected in the near future. With the limited number of competitors expected in this market, the Company believes that it will enjoy continued contribution from these two strengths of metoprolol succinate even in the period after exclusivity at above average gross margins levels.

PARTICLE DYNAMICS, INC. - COMPRISING 4% OF FISCAL 2007 CONSOLIDATED CORPORATE
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REVENUES
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During fiscal 2007, sales of specialty, value-added raw material products increased 3% to $17.4 million, compared to $17.0 million in fiscal 2006. This increase was due primarily to price increases on certain products.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its

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technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx
Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's expected financial restatements, the amount and allocations of cumulative charges and compensation expense, the Company's filing of its Form 10-K and continued satisfaction of the continued listing requirements on the New York Stock Exchange, and the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic

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efforts; (13) risks that the Company may not ultimately prevail in litigation, including without limitation the ongoing derivative litigations; (14) the completion of the financial statements for the second, third and fourth quarters and year-ended fiscal 2007; (15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission; and (16) actions by the Securities and Exchange Commission and Internal Revenue Service with respect to the Company's stock option grants and accounting practices.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.

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